Exhibit 99.1

Skullcandy Announces Record Fourth Quarter and 2012 Net Sales

PARK CITY, UTAH – March 7, 2013 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the fourth quarter and full year ended December 31, 2012.

Select Highlights

•	Fourth quarter net sales increased 21.0% to $101.0 million

•	Fourth quarter GAAP net income was $11.5 million, or $0.41 per diluted share

•	Fourth quarter non-GAAP adjusted net income was $13.2 million, or $0.47 per diluted share

•	Annual net sales increased 28.1% to $297.7 million

•	Annual GAAP net income increased 39.1% to $25.9 million, or $0.92 per diluted share

•	Annual non-GAAP adjusted net income increased 19.3% to $28.0 million, or $1.00 per diluted share

“We are pleased with our overall fourth quarter results during what was a challenging environment,” said Rick Alden, Skullcandy’s Interim Chief Executive Officer. “Our intention in 2013 is to tighten our original distribution strategy and make key investments in product development and demand creation while endeavoring to reengage the consumer at the point of sale. I am confident that, with the solid foundation already in place and the talented group of people working here, we can accomplish our near-term objectives while creating a stronger, more efficient company for the future.”

Fourth Quarter Results

Net sales in the fourth quarter of 2012 increased 21.0% to $101.0 million from $83.4 million in the same quarter of the prior year. North America net sales in the fourth quarter increased 12.0% to $82.7 million from $73.8 million in the same quarter of the prior year. International net sales in the fourth quarter increased 90.2% to $18.3 million from $9.6 million in the same quarter of the prior year. The increase in North America net sales was primarily driven by increased Astro Gaming sales of $13.6 million. The increase in international net sales was primarily driven by increased sales in Europe.

Gross profit in the fourth quarter of 2012 increased 8.5% to $45.2 million from $41.6 million in the same quarter of the prior year. Gross profit as a percentage of net sales, or gross margin, was 44.7% in the fourth quarter of 2012 compared to 49.9% in the same quarter of the prior year. The decrease in gross margin is due to increased sales of lower margin products, increased sales in lower margin channels and discounting.

Selling, general and administrative expenses in the fourth quarter 2012 increased 29.8% to $27.5 million and included $1.5 million of bad debt expense due to the bankruptcy filing of a major retail customer and $0.7 million of expenses associated with the settlement of a patent litigation matter. As a percentage of net sales, selling, general and administrative expenses increased to 27.2% from 25.4% in the same quarter of the prior year.

Net income attributable to Skullcandy, Inc. in the fourth quarter of 2012 was $11.5 million, or $0.41 per diluted share, based on 27.8 million diluted weighted average common shares outstanding. Net income attributable to Skullcandy, Inc. in the same quarter of the prior year was $12.3 million, or $0.44 per diluted share, based on 28.0 million diluted weighted average common shares outstanding. Excluding certain expenses related to the bankruptcy filing of a major retail customer in Europe and expenses associated with the settlement of a patent litigation matter, non-GAAP adjusted net income in the fourth quarter of 2012 was $13.2 million, or $0.47 per diluted share based on 27.8 million diluted weighted average common shares outstanding. Non-GAAP adjusted net income in the same quarter of the prior year was $13.2 million, or $0.47 per diluted share based on 28.0 million diluted weighted average common shares outstanding. For a reconciliation of non-GAAP adjusted net income to net income and non-GAAP diluted earnings per share to GAAP earnings per share, see the accompanying tables at the end of this release.

Balance Sheet Highlights

As of December 31, 2012, cash and cash equivalents totaled $19.3 million compared to $23.3 million at December 31, 2011 and the Company had no long-term debt. As of December 31, 2012, the Company had $27.8 million of availability under its credit facility. Inventory decreased 5.5% to $41.6 million as of December 31, 2012 from $44.0 million as of December 31, 2011. Accounts receivable increased 50.8%, or $25.7 million, to $76.3 million as of December 31, 2012. The increase is primarily due to increased receivables of $13.7 million at Astro Gaming due to the launch of Astro products at certain retail stores and an increase in other international receivables, as well as an overall increase in fourth quarter sales in 2012 compared to 2011.

Call Information

A conference call to discuss the fourth quarter and annual 2012 results is scheduled for today, March 7, 2013, at 4:30 PM Eastern Time/2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com. Analysts and investors can participate in the live call by dialing (719) 457-2679. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through March 14, 2013. To access the telephone replay, listeners should dial (858) 384-5517 and enter ID #9284479.

About Skullcandy, Inc.

Skullcandy is a leading global designer, marketer and distributor of performance audio and gaming headphones and other accessory related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy was launched in 2003 and quickly became one of the world’s most distinct audio brands by bringing unique technology, color, character and performance to an otherwise monochromatic space; helping to revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. The Company’s products are sold and distributed through a variety of channels in the U.S. and approximately 80 countries worldwide. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s guidance, outlook, future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 2011 10-K filed with the Securities and Exchange Commission on March 23, 2012 and in the Company’s most recent Form 10-Q for the quarter ended September 30, 2012. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise

Non-GAAP Measures

Non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, for the periods presented, represents diluted net income per share excluding the impact of expenses associated with the second and third contingent payments pursuant to the securities purchase and redemption agreement (a historical capital transaction), a reserve for uncollectible receivables resulting from the bankruptcy filing of a major retail customer and expenses associated with the settlement of patent litigation and other litigation. Management does not believe these expenses correlate to the underlying performance of the business. As a result, the Company believes that non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses these metrics to evaluate the Company’s business and believes they are a measure used frequently by securities analysts and investors. Non-GAAP adjusted net income and adjusted fully diluted earnings per share do not represent, and should not be used as a substitute for net income and diluted earnings per share, as determined in accordance with GAAP. The Company’s method of calculating non-GAAP adjusted net income and adjusted fully diluted earnings per share may differ from that of other companies.

Contacts

ICR

Brendon Frey / Joe Teklits

203-682-8200

Brendon.Frey@icrinc.com

Joseph.Teklits@icrinc.com

-Financial Tables Follow-

SKULLCANDY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share information)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net sales	$100,970	$83,413	$297,686	$232,469
Cost of goods sold	55,815	41,786	156,766	116,930

Gross profit	45,155	41,627	140,920	115,539
Selling, general and administrative expenses	27,492	21,183	99,436	73,378

Income from operations	17,663	20,444	41,484	42,161
Other (income) expense	(139)	45	453	1,761
Interest expense	186	84	641	1,089
Interest expense—related party	—	—	—	6,384

Income before income taxes and noncontrolling interests	17,616	20,315	40,390	32,927
Income tax expense	6,183	7,983	14,574	14,306

Net income	11,433	12,332	25,816	18,621

Net loss (income) attributable to noncontrolling interests	30	(11)	63	(4)
Preferred dividends	—	—	—	(17)

Net income attributable to Skullcandy, Inc.	$11,463	$12,321	$25,879	$18,600

Net income per common share attributable to Skullcandy, Inc.
Basic	$0.42	$0.45	$0.94	$0.93
Diluted	0.41	0.44	0.92	0.79
Weighted average common shares outstanding
Basic	27,593,290	27,241,718	27,405,017	20,078,579
Diluted	27,848,927	27,968,585	27,980,983	23,573,962

SKULLCANDY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(unaudited)

	As of December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$19,345	$23,302
Accounts receivable, net	76,307	50,616
Inventories	41,567	43,975
Prepaid expenses and other current assets	5,604	8,499
Deferred taxes	2,943	3,978

Total current assets	145,766	130,370
Property and equipment, net	16,000	10,294
Intangibles	12,481	13,678
Goodwill	13,867	13,867
Deferred financing fees	161	402

Total assets	$188,275	$168,611

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,887	$23,206
Accrued liabilities	21,047	25,100
Bank line of credit	—	9,884

Total current liabilities	43,934	58,190
Deferred taxes	2,219	3,609
Stockholders’ equity:
Common stock	3	3
Treasury stock	(43,294)	(43,294)
Additional paid-in capital	128,676	119,042
Accumulated other comprehensive income (loss)	(22)	118
Retained earnings	56,218	30,339

Total Skullcandy stockholders’ equity	141,581	106,208
Noncontrolling interests	541	604

Total stockholders’ equity	142,122	106,812

Total liabilities and stockholders’ equity	$188,275	$168,611

SKULLCANDY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

(unaudited)

	Twelve Months Ended December 31,
	2012	2011
Operating activities
Net income	$25,816	$18,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,220	2,031
Loss on disposal of fixed assets	7	123
Provision for doubtful accounts	3,617	333
Deferred income taxes	(355)	805
Noncash interest expense	241	6,643
Stock-based compensation expense	6,563	5,243
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(29,287)	(4,219)
Inventories	2,433	(13,966)
Prepaid expenses and other	2,679	(4,633)
Accounts payable	(343)	7,616
Accrued liabilities	(4,049)	10,206

Net cash provided by operating activities	13,542	28,803
Investing activities
Purchase of property and equipment	(10,475)	(7,559)
Purchase of intangible assets	(244)	(31)
Business acquisitions	—	(29,462)

Net cash used in investing activities	(10,719)	(37,052)
Financing activities
Net repayments on bank line of credit	(9,884)	(919)
Repayment of long-term debt	—	(46,780)
Proceeds from issuance of common stock, net of issuance costs	—	69,902
Capital contribution by joint venture partner	—	600
Proceeds from exercise of stock options and warrants	2,366	1,140
Income tax benefit related to exercise of stock options	705	1,171

Net cash provided by (used in) financing activities	(6,813)	25,114

Effect of exchange rate changes on cash and cash equivalents	33	(25)
Net increase (decrease) in cash and cash equivalents	(3,957)	16,840
Cash and cash equivalents, beginning of period	23,302	6,462

Cash and cash equivalents, end of period	$19,345	$23,302

SKULLCANDY, INC.

SEGMENT INFORMATION

(unaudited)

Prior to the Company’s acquisition of Kungsbacka 57 AB in August of 2011, the Company operated in one business segment. The North America segment primarily consists of Skullcandy and Astro Gaming product sales to customers in the United States and Mexico (through the Company’s joint venture). The international segment primarily includes Skullcandy product sales to customers in Europe and Asia that are served by the Company’s European and Asian operations. Included in the North America segment for the three months ended December 31, 2012 and 2011 and twelve months ended December 31, 2012 and 2011 are net sales of $8.9 million and $5.2 million and $26.1 million and $33.8 million, respectively, that represent products that were sold from North America to retailers and distributors in other countries. The international segment for the twelve months ended December 31, 2011 only includes activity from August 26, 2011 through December 31, 2011.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net sales
North America	$82,650	$73,783	$250,262	$218,437
International	18,320	9,630	47,424	14,032

Consolidated	100,970	83,413	297,686	232,469
Gross profit
North America	36,357	37,289	117,199	109,639
International	8,798	4,338	23,721	5,900

Consolidated	45,155	41,627	140,920	115,539
Income from operations
North America	14,171	18,189	31,869	38,913
International	3,492	2,255	9,615	3,248

Consolidated	$17,663	$20,444	$41,484	$42,161

SKULLCANDY, INC.

RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(in thousands of dollars)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Net income	$11,433	$12,332	$25,816	$18,621
Net loss (income) attributable to noncontrolling interests	30	(11)	63	(4)
Second contingent payment pursuant to the securities purchase and redemption agreement (1)	—	—	—	2,199
Third contingent payment pursuant to the securities purchase and redemption agreement (2)	—	—	—	1,392
Legal and settlement expenses associated with litigation, net of tax benefit (3)	—	831	418	1,266
Legal and settlement expenses associated with patent litigation, net of tax benefit (4)	427	—	435	—
Bad debt expense associated with bankruptcy filing of a major retail customer, net of tax benefit (5)	1,263	—	1,263	—

Non-GAAP adjusted net income	$13,153	$13,152	$27,995	$23,474

(1)	This item is recorded in interest expense in the Consolidated Statements of Operations. This expense was not deductible for tax purposes.
(2)	This item is recorded in other expense in the Consolidated Statements of Operations. This expense was not deductible for tax purposes.
(3)	This item is recorded in selling, general and administrative expenses in the Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $502 thousand for the three months ended December 31, 2011 and $249 thousand and $765 thousand for the twelve months ended December 31, 2012 and 2011, respectively.
(4)	This item is recorded in selling, general and administrative expenses in the Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand and $254 thousand for the three and twelve months ended December 31, 2012, respectively.
(5)	This item is recorded in selling, general and administrative expenses in the Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $194 thousand.

SKULLCANDY, INC.

RECONCILIATION OF DILUTED EARNINGS PER SHARE - GAAP TO DILUTED EARNINGS PER

SHARE – NON-GAAP

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Diluted earnings per share - GAAP	$0.41	$0.44	$0.92	$0.79
Second contingent payment pursuant to the securities purchase and redemption agreement	—	—	—	0.09
Third contingent payment pursuant to the securities purchase and redemption agreement	—	—	—	0.06
Legal and settlement expenses associated with litigation, net of tax benefit (1)	—	0.03	0.01	0.06
Legal and settlement expenses associated with patent litigation, net of tax benefit (1)	0.01	—	0.02	—
Bad debt expense associated with bankruptcy filing of a major retail customer, net of tax benefit (1)	0.05	—	0.05	—

Diluted earnings per share – non-GAAP	$0.47	$0.47	$1.00	$1.00

(1)	These items are reflected net of the tax benefit